UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1790 Hughes Landing Blvd
Suite 500
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (832) 413-4770

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On November 16, 2015, Summit Midstream Partners, LLC (“Summit Investments” or the “Company”) announced that its Board of Directors had appointed Leonard Mallett as Executive Vice President and Chief Operations Officer of the Company and Summit Midstream GP, LLC (the “general partner”), which manages and operates Summit Midstream Partners, LP (“SMLP” or the “Partnership”). This appointment is effective December 1, 2015.
Mr. Mallett, 59, joins the Company from Enterprise Products Partners, L.P. (“EPD”), where he most recently served as Senior Vice President of Engineering. Prior to that, Mr. Mallett served as EPD’s Senior Vice President in charge of Environmental, Health and Safety. Mr. Mallett began his career with TEPPCO and has over 25 years of oil and gas industry experience in various engineering, transportation, and operations roles with TEPPCO and its successor entities. Mr. Mallett holds a Bachelor of Science in Mechanical Engineering from Prairie View A&M University and a Master of Business Administration from Houston Baptist University.
In connection with his appointment, Mr. Mallett entered into an employment agreement with the Company, which has an initial term that expires on December 1, 2017, and is then automatically extended for successive one-year periods, unless either party gives notice of non-extension to the other no later than 30 days prior to the expiration of the then-applicable term. Mr. Mallett’s employment agreement provides for an annual base salary of $350,000, and a performance-based bonus ranging from 0% to 200% of base salary, with a target of 100% of base salary. Mr. Mallett is entitled to receive a prorated annual bonus (based on target) if his employment is terminated by Mr. Mallett with good reason, or by the Company without cause or as a result of a non-extension of the term, or due to death or disability. In addition, Mr. Mallett’s employment agreement also provides for reimbursement of certain business expenses incurred in connection with his employment, including company-paid tax preparation and advisory services of up to $12,000 per year.
Mr. Mallett’s employment agreement provides for a cash severance payment upon a termination resulting from a non-extension of the term by the Company, by the Company without cause or by Mr. Mallett for good reason, which is defined generally as the officer's termination of employment within two years after the occurrence of (i) a material diminution in Mr. Mallett’s authority, duties or responsibilities, (ii) a material diminution in Mr. Mallett’s base salary, target bonus (as a percentage of base salary) or annual bonus range (as a percentage of base salary), (iii) a material change in the geographic location at which the officer must perform his services under the agreement or (iv) any other action or inaction that constitutes a material breach of the employment agreement by the Company (each a "Qualifying Termination"). In the event of a Qualifying Termination, Mr. Mallett’s severance payment will be equal to one and one-half times the sum of his annual base salary and his annual bonus payable in respect of the immediately preceding year.
Following any termination of employment other than one resulting from non-extension of the term, his employment agreement provides that Mr. Mallett will be subject to a post-termination non-competition covenant through the severance period, and, following any termination of employment, Mr. Mallett will be subject to a one-year post-termination non-solicitation covenant. If Mr. Mallett’s employment terminates as a result of his non-extension of the term, the Company may choose to subject him to a non-competition covenant for up to one year post-termination. If the Company exercises this “noncompete option”, then Mr. Mallett would be entitled to a severance payment in an amount equal to the sum of his annual base salary and annual bonus payable in respect of the preceding year, multiplied by a fraction, the numerator of which is equal to the number of days from the date of termination through the expiration of the restricted period (as elected by the Company) and the denominator of which is 365. In this case, the severance payment will be payable in equal installments over the restricted period. Following any termination of employment, the Company has agreed to pay the out-of-pocket premium cost to continue Mr. Mallett’s medical and dental coverage for a period not to exceed 18 months, with such coverage terminating if any new employer provides benefits coverage.
Mr. Mallett’s employment agreement also provides that all equity awards granted to him under SMLP's long-term incentive plan and held by him as of immediately prior to a change in control of us will become fully vested immediately prior to the change in control.
Mr. Mallett’s employment agreement provides that, if any portion of the payments or benefits provided to Mr. Mallett would be subject to the excise tax imposed in connection with Section 280G of the Internal Revenue Code, then the payments and benefits will be reduced if such reduction would result in a greater after-tax payment to Mr. Mallett. This description of Mr. Mallett’s employment agreement is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Additionally, as an inducement to accept the position of Chief Operations Officer of the Company, on December 1, 2015, Mr. Mallett will receive a one-time grant of phantom units valued at $1,600,000, pursuant to a standalone phantom unit award agreement (the "Award Agreement"). Subject to the terms and conditions of the Award Agreement, the underlying phantom units will vest ratably over a three-year period, and are entitled to distribution equivalent rights for each phantom unit, providing for a lump sum payment equal to the accrued distributions from the grant date of the phantom units to be paid in cash upon the vesting date. Furthermore, the phantom units will be subject to accelerated vesting on the occurrence of any of the following events: (i) a termination of the Mr. Mallett’s employment other than for cause, (ii) a termination of employment by Mr. Mallett for good reason (as that term is defined in the employment agreement), (iii) a termination of Mr. Mallett’s employment by reason of death or disability or (iv) a Change in Control (as defined in the Award Agreement). Furthermore, provided that Mr. Mallett remains continuously employed by the Company through March of 2016, he will be entitled to receive an annual cash bonus in the amount of $350,000 and an additional grant of phantom units valued at $600,000. The above descriptions of Mr. Mallett’s employment agreement and Award Agreement are qualified by reference to the actual agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
A copy of the press release regarding the appointment of Mr. Mallett is filed as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number		Description
10.1	†	Employment Agreement effective December 1, 2015, by and between Summit Midstream Partners, LLC and Leonard Mallett
10.2	†	Award Agreement by and between Summit Midstream GP, LLC, Summit Midstream Partners, LP and Leonard Mallett
99.1		Press release of Summit Midstream Partners, LP, dated as of November 16, 2015
____________________
† Management contract or compensatory plan or arrangement that is being filed as an exhibit pursuant to Item 9.01(d) of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Date: November 16, 2015	/s/ Matthew S. Harrison
Matthew S. Harrison, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement effective December 1, 2015, by and between Summit Midstream Partners, LLC and Leonard Mallett
10.2	Award Agreement by and between Summit Midstream GP, LLC, Summit Midstream Partners, LP and Leonard Mallett
99.1	Press release of Summit Midstream Partners, LP, dated as of November 16, 2015

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